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                                                                   EXHIBIT 10.14


                              SECOND AMENDMENT TO
                       SUPPLEMENTAL RETIREMENT AGREEMENT


         WHEREAS, AMERICAN GENERAL CORPORATION (the "Company") and HAROLD S. HOOK ("Hook") have heretofore entered into a SUPPLEMENTAL RETIREMENT AGREEMENT dated as of April 12, 1989 (the "Supplemental Retirement Agreement");

         WHEREAS, the Supplemental Retirement Agreement was amended effective August 22, 1990; and

         WHEREAS, the Company and Hook desire to amend the Supplemental Retirement Agreement in certain respects;

         NOW, THEREFORE, the Supplemental Retirement Agreement shall be amended as follows, effective as of January 1, 1994;

         1. Paragraph 2(a) of the Supplemental Retirement Agreement shall be deleted and the following substituted therefor:

                 "(a) equals 55% of Hook's Average Monthly Compensation, within the meaning of that term as used in the Restated American General Retirement Plan ("Basic Plan") as in effect on April 12, 1989 but without any limitation on the maximum dollar amount of compensation considered in determining Average Monthly Compensation under the Basic Plan and including executive deferred compensation within the definition of Compensation; and"

         2. As amended hereby, the Supplemental Retirement Agreement is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Supplemental Retirement Agreement on this 17th day of March, 1994, effective as of January 1, 1994.

                                                    AMERICAN GENERAL CORPORATION

                             By: _______________________________________________
                                         James T. Pulliam, Vice President

                                 _______________________________________________
                                                                  HAROLD S. HOOK